722 Burleson Street Corpus Christi Texas 78402	Phone: 361/883-5591 Fax: 361/883-7619 www.torminerals.com

For immediate release

TOR Minerals International to Report Second Quarter 2016 Financial Results

CORPUS CHRISTI, Texas, August 1, 2016-- TOR Minerals International, Inc. (Nasdaq: TORM), a global producer of high performance specialty minerals, announced today that it plans to release financial results for its second quarter ended June 30, 2016, after the Market closes on Thursday, August 4, 2016.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. EDT, 4:00 p.m. CDT, that day to discuss the Company’s results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13641716. A live and archived webcast of the conference call will be available via the News section of the company’s website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:

Three Part Advisors, LLC

Dave Mossberg

817-310-0051